Exhibit 10.1
TERMINATION AGREEMENT
This Termination Agreement (this “Agreement”), dated as of September 17, 2024, is by and among WillScot Holdings Corporation, a Delaware corporation (“Parent”), Brunello Merger Sub I, Inc., a California corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub I”), Brunello Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Parent (“Merger Sub II” and together with Merger Sub I, “Merger Subs”), and McGrath RentCorp, a California corporation (the “Company” and, together with Parent and Merger Subs, the “Parties”). Capitalized terms used but not defined herein have the respective meanings given to them in the Merger Agreement (as defined below).
WHEREAS, Parent, Merger Subs and the Company entered into that certain Agreement and Plan of Merger, dated as of January 28, 2024 (the “Merger Agreement”); and
WHEREAS, the Parties desire to terminate the Merger Agreement (except for specific provisions set forth herein) and release one another from certain claims pursuant to the Merger Agreement on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:
1.Termination. Notwithstanding any of the provisions set forth in the Merger Agreement, effective as of the execution of this Agreement (the “Termination Time”) and without further action by any Party, but subject to receipt by the Company of the full amount of the Termination Fee (as defined below) pursuant to Section 2 below, and except for Parent’s indemnification obligations pursuant to Section 8.3(f) of the Merger Agreement and the Specified Retained Claims which shall survive the termination, the Merger Agreement, including all schedules and exhibits thereto, is hereby terminated in its entirety in accordance with Section 10.1(a) of the Merger Agreement and shall be of no further force or effect whatsoever (the “Termination”).

2.Termination Fee. Parent shall pay to the Company, within three (3) Business Days following the date of this Agreement, a fee in the amount of $180,000,000, by wire transfer in immediately available funds (the “Termination Fee”) to the bank account previously designated in writing by the Company. The payment of the Termination Fee (together with any amounts payable by Parent in accordance with Section 8.3(f) of the Merger Agreement) shall be the sole and exclusive remedy of the Company and its Subsidiaries against Parent, Merger Subs, any of their Affiliates and any of their respective Representatives for any loss or damage suffered as a result of the failure of the transactions contemplated by the Merger Agreement or for a breach of, or failure to perform under, the Merger Agreement or any certificate or other document delivered in connection with the Merger Agreement (other than the Ancillary Agreements). Except with respect to the Specified Retained Claims and the Ancillary Agreements, and upon payment of the Termination Fee, each of Parent and Merger Subs (and Parent’s Affiliates and its and their respective stockholders and Representatives) shall have no further liability or obligation relating to or arising out of the Merger Agreement or the Transactions, in law, equity or otherwise.

3.Mutual Release; Disclaimer of Liability. Effective as of the Termination Time, but subject to receipt by the Company of the full amount of the Termination Fee, the Company, on the one hand, and Parent and Merger Subs, on the other hand, each on behalf of itself and, to the maximum extent permitted by Law, on behalf of each of its respective former, current or future Subsidiaries, Affiliates, assignees, Representatives, agents, auditors, insurers, stockholders and advisors and the heirs, predecessors, successors and assigns of each of them (the “Releasors”), does, to the fullest extent permitted by Law, hereby fully, unequivocally and irrevocably release and forever discharge, as applicable, Parent and Merger Subs (in the case of the Company) or the Company (in the case of Parent and Merger Subs), and, in each case, each of its or their respective former, current or future Subsidiaries, Affiliates, assignees, Representatives, agents, auditors, insurers, stockholders and advisors and the heirs, predecessors, successors and assigns of each of them (collectively the “Releasees”), from and with respect to any and all past, present, direct, indirect and/or derivative liabilities, claims, rights, actions, causes of actions, suits, liens, obligations, accounts, debts, demands, agreements, promises, controversies, costs, charges, damages, expenses and fees (including attorney’s, financial advisor’s or other fees) (“Claims”), howsoever arising, whether based on any Law or right of action, known or unknown, mature or unmatured, contingent or fixed, liquidated or unliquidated, accrued or unaccrued, which Releasors, or any of them, ever had or now have or can have or shall or may hereafter have against the Releasees, or any of them, in connection with, arising out of or related to the Merger Agreement, the transactions contemplated therein or thereby, the Termination or any matter forming the basis for the Termination (collectively, but excluding the Specified Retained Claims, the “Released Claims”).
The Parties, on behalf of themselves and their respective Releasors, acknowledge and agree that they may be unaware of or may discover facts in addition to or different from those which they now know, anticipate or believe to be true related to or concerning the Released Claims. The Parties know that such presently unknown or unappreciated facts could materially affect the claims or defenses of a Party or Parties. It is nonetheless the intent of the Parties to give a full, complete and final release and discharge of the Released Claims. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete releases with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact. To that end, with respect to the Released Claims only, the Parties expressly waive and relinquish any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States or of any other relevant jurisdiction, or principle of common law, under which a general release does not extend to claims which the Parties do not know or suspect to exist in their favor at the time of executing the release, which if known by the Parties might have affected the Parties’ settlement. EACH OF THE RELEASORS HEREBY EXPRESSLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW THE PROVISIONS, RIGHTS AND BENEFITS OF CALIFORNIA CIVIL CODE SECTION 1542 (OR ANY SIMILAR LAW), WHICH PROVIDES: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” The Parties acknowledge and agree that the inclusion of this paragraph was separately bargained for and is a key element of this Agreement.
Notwithstanding anything herein to the contrary, nothing in this Section 3 shall (A) apply to any action by any Party to enforce the rights and obligations imposed pursuant to this Agreement, as well as the Confidentiality Agreement, (as extended by a letter agreement between Parent and the Company, dated August 12, 2024) (the “Confidentiality Agreement”), the Amended and Restated Clean Team Confidentiality Agreement between Parent and the Company dated January 5, 2024, or the Joint Defense Agreement between Parent and the Company dated December 6, 2023 (collectively, the “Ancillary Agreements”), each of which shall remain in full force and effect in accordance with their respective terms, (B) constitute a waiver or release by any Party of any Claim or rights arising under or related to this Agreement or the Ancillary Agreements, (C) apply to Parent’s obligations, including indemnification, pursuant to Section 8.3(f) of the Merger Agreement which shall survive the Termination, or (D) constitute a waiver or release by any Party of any Claim or rights arising from fraud or intentional breach by any of the Company, Parent or Merger Subs or any of their respective Affiliates or Representatives in connection with, arising out of or related to the Merger Agreement, the transactions contemplated therein or thereby, the Termination or any matter forming the basis for the Termination ((A) through (D), collectively, the “Specified Retained Claims”). If Parent fails to pay the Termination Fee in accordance with Section 2 of this Agreement, and, in order to obtain such payment, the Company commences a suit that results in a judgment against Parent for payment of the Termination Fee, or any portion thereof, Parent shall pay to the Company (i) all costs and expenses (including reasonable legal fees and expenses) incurred by the Company in connection with such suit, plus (ii) interest on the amount of the Termination Fee or portion thereof so ordered to be paid by Parent calculated from the date such payment was due pursuant to this Agreement to the date so paid at a rate equal to the prime rate as published in The Wall Street Journal, Eastern Edition in effect on the date such payment.

4.Covenant Not to Sue. Each of the Company, Parent, Merger Subs and their respective members of the board of directors and named executive officers (as such term is defined by the rules and regulations of the Securities and Exchange Commission) covenants not to bring any Released Claim before any court, arbitrator, or other tribunal in any jurisdiction, whether as a claim, a cross claim, or counterclaim. Any of the Company, Parent, Merger Subs or their respective members of the board of directors and named executive officers may plead this Agreement as a complete bar to any such Released Claim brought in derogation of this covenant not to sue. The covenants contained in this Section 4 shall become effective on the date hereof and shall survive this Agreement indefinitely regardless of any statute of limitations.

5.Publicity. Each of Parent and the Company will issue its own press release, substantially in a form previously provided to and reviewed by the other Party, concurrently with execution and delivery of this Agreement.

6.Representations and Warranties. Each Party represents and warrants to the other Parties that: (a) such Party has all requisite corporate power and authority to enter into this Agreement and to take the actions contemplated hereby; (b) the execution and delivery of this Agreement and the actions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of such Party; and (c) this Agreement has been duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto, constitutes a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

7.Return or Destruction of Confidential Materials. Each of Parent and the Company hereby agrees to (i) return and/or destroy all Confidential Information (as defined in the Confidentiality Agreement) of the other Party in accordance with Section 7 of the Confidentiality Agreement, (ii) destroy copies of any Notes (as defined in the Confidentiality Agreement) created by itself or its Representatives, and (iii) promptly provide written confirmation of compliance with this Section 7 (with email being sufficient).

8.Further Assurances. Each Party shall, and shall cause its Subsidiaries and Affiliates to, cooperate with each other in the taking of all actions necessary, proper or advisable under this Agreement and applicable Laws to effectuate the Termination. Without limiting the generality of the foregoing, the Parties shall, and shall cause their respective Subsidiaries and Affiliates to, cooperate with each other in connection with the withdrawal of any applications to or termination of proceedings before any Governmental Authority in connection with any consents, licenses, permits, waivers, approvals, authorizations, clearances or orders sought under any Antitrust Law in connection with the Integrated Mergers.

9.Third-Party Beneficiaries. Except for the provisions of Section 3 and Section 4, with respect to which each Releasee is an expressly intended third-party beneficiary thereof, this Agreement is not intended to (and does not) confer on any Person other than the Parties any rights or remedies or impose on any Person other than the Parties any obligations.

10.Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties or any of them with respect to the subject matter hereof.
11.Miscellaneous. The provisions of Sections 1 (Certain Definitions; Interpretation), 11.1 (Notices), 11.3 (Amendments and Waivers), 11.6(b) (Assignment), 11.7 (Governing Law), 11.8 (Jurisdiction/Venue), 11.9 (Waiver of Jury Trial), 11.10 (Counterparts; Effectiveness), 11.12 (Severability) and 11.13 (Specific Performance) of the Merger Agreement are hereby incorporated into this Agreement by reference, and shall apply hereto as though set forth herein, mutatis mutandis.
[Signature page follows]

IN WITNESS WHEREOF, Parent, Merger Subs and the Company caused this Agreement to be executed as of the date first written above.

WILLSCOT HOLDINGS CORPORATION

By: /s/ Hezron Timothy Lopez
Name: Hezron Lopez
Title: EVP, Chief Legal & Compliance Officer & ESG

BRUNELLO MERGER SUB I, INC.

By: /s/ Hezron Timothy Lopez
Name: Hezron Lopez
Title: Vice President, General Counsel & Corporate Secretary

BRUNELLO MERGER SUB II, LLC

By: WILLSCOT HOLDINGS CORPORATION,
ITS MANAGING MEMBER

By: /s/ Hezron Timothy Lopez
Name: Hezron Lopez
Title: EVP, Chief Legal & Compliance Officer & ESG

MCGRATH RENTCORP

By: /s/ Gilda Malek
Name: Gilda Malek
Title: VP, General Counsel